As filed with the Securities and Exchange Commission on August 1, 2006

Registration No. 333-130399

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

James River Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0539572
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

James River Group, Inc. 2003 Incentive Plan

(Full Title of the Plan)

300 Meadowmont Village Circle, Suite 333
Chapel Hill, North Carolina 27517
(919) 883-4171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. Adam Abram
President and Chief Executive Officer
James River Group, Inc.
300 Meadowmont Village Circle, Suite 333
Chapel Hill, North Carolina 27517
(919) 883-4171

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Heather R. Badami, Esq.
Bryan Cave LLP
700 Thirteenth Street, N.W., Suite 700
Washington, D.C. 20005
(202) 508-6000
Fax: (202) 508-6200

EXPLANATORY STATEMENT

Pursuant to this Post-Effective Amendment to its Registration Statement on Form S-8 (Registration No. 333-130399), James River Group, Inc. deregisters 2,072,470 shares of its common stock reserved for future grants under the James River Group, Inc. 2003 Incentive Plan heretofore registered and not previously issued or sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina on the 1st day of August, 2006.

By:	/s/ JAMES RIVER GROUP, INC.
J. Adam Abram President and Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed below by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ J. ADAM ABRAM	President, Chief Executive Officer and Director	August 1, 2006

J. Adam Abram

/s/ J. ADAM ABRAM*	Executive Vice President and Chief Financial Officer	August 1, 2006

Michael T. Oakes

/s/ GREGG T. DAVIS	Executive Vice President – Finance and Treasurer	August 1, 2006

Gregg T. Davis

/s/ J. ADAM ABRAM*	Chairman of the Board	August 1, 2006

Richard W. Wright

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Matthew Bronfman

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Alan N. Colner

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Joel L. Fleishman

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Dallas W. Luby

/s/ J. ADAM ABRAM*	Director	August 1, 2006

John T. Sinnott

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Michael H. Steinhardt

/s/ J. ADAM ABRAM*	Director	August 1, 2006

A. Wellford Tabor

/s/ J. ADAM ABRAM*	Director	August 1, 2006

James L. Zech

/s/ J. ADAM ABRAM*	Director	August 1, 2006

Nicolas D. Zerbib

*   Pursuant to power of attorney.

EXHIBITS

23.1	Consent of Ernst & Young LLP.